Exhibit 99.1

Cue Biopharma Announces Pricing of $12.0 Million Public Offering

BOSTON, Mass., September 26, 2024— Cue Biopharma, Inc. (Nasdaq: CUE), a clinical-stage biopharmaceutical company developing a novel class of therapeutic biologics to selectively engage and modulate disease-specific T cells, today announced the pricing of an underwritten public offering of (i) 11,564,401 shares of its common stock and accompanying common stock warrants to purchase an aggregate of 2,891,100 shares of common stock and, (ii) to certain investors in lieu of common stock, pre-funded warrants to purchase 12,435,599 shares of common stock and accompanying common stock warrants to purchase an aggregate of 3,108,900 shares of common stock. Each share of common stock and accompanying common stock warrant are being sold together at a combined public offering price of $0.50, and each pre-funded warrant and accompanying common stock warrant are being sold together at a combined public offering price of $0.499. The aggregate gross proceeds of the offering are expected to be approximately $12.0 million, before deducting underwriting discounts and commissions and other offering expenses. Each pre-funded warrant will have an exercise price of $0.001 per share, will be exercisable immediately and will be exercisable until all of the pre-funded warrants are exercised in full. Each common stock warrant will have an exercise price of $0.50 per share, will be exercisable immediately and will expire five years from the date of issuance. The offering is expected to close on or about September 30, 2024, subject to satisfaction of customary closing conditions. All of the securities are being offered by Cue Biopharma.

Oppenheimer & Co. Inc. is acting as sole book-running manager for the offering. Newbridge Securities Corporation is acting as co-manager for the offering.

A shelf registration statement on Form S-3 (File No. 333-271786) relating to the securities to be offered in the public offering was filed with the Securities and Exchange Commission (the “SEC”) on May 9, 2023 and declared effective on May 26, 2023. The offering was made only by means of a prospectus supplement and accompanying prospectus that form a part of the registration statement. A preliminary prospectus supplement relating to and describing the terms of the offering has been filed with the SEC and may be obtained for free by visiting the SEC’s website at www.sec.gov. A final prospectus supplement relating to the offering will be filed with the SEC. When available, copies of the preliminary prospectus supplement and final prospectus supplement relating to the offering may also be obtained by contacting: Oppenheimer & Co. Inc., Attention: Syndicate Prospectus Department, 85 Broad Street, 26th Floor, New York, New York 10004, by telephone at (212) 667-8055, or by email at EquityProspectus@opco.com.

This press release does not constitute an offer to sell, or a solicitation of an offer to buy these securities, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Cue Biopharma

Cue Biopharma, a clinical-stage biopharmaceutical company, is developing a novel class of injectable biologics to selectively engage and modulate disease-specific T cells directly within the patient’s body. The company’s proprietary platform, Immuno-STAT™ (Selective Targeting and Alteration of T cells), and biologics are designed to harness the curative potential of the body’s intrinsic immune system through the selective modulation of disease-specific T cells without the adverse effects of broad systemic immune modulation.

Headquartered in Boston, Massachusetts, we are led by an experienced management team and independent Board of Directors with deep expertise in immunology and immuno-oncology as well as the design and clinical development of protein biologics.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, those regarding: the proposed public offering, including the satisfaction of customary closing conditions relating to the offering and the expected closing of the public offering. Forward-looking statements, which are based on certain assumptions and describe the company’s future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would” or other comparable terms, although not all forward-looking statements contain these identifying words.

Cue Biopharma may not actually achieve the plans, intentions or expectations disclosed in its forward-looking statements, and you should not place undue reliance on its forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements Cue Biopharma makes as a result of various risks and uncertainties, including but not limited to the satisfaction of customary closing conditions related to the public offering, Cue Biopharma’s limited operating history, limited cash and a history of losses, Cue Biopharma’s ability to achieve profitability, potential setbacks in Cue Biopharma’s research and development efforts including negative or inconclusive results from its preclinical studies or clinical trials or Cue Biopharma’s ability to replicate in later clinical trials positive results found in preclinical studies and early-stage clinical trials of its product candidates and other risks and uncertainties described in the Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of Cue Biopharma’s most recently filed Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q. Any forward-looking statement made by Cue Biopharma in this press release is based only on information currently available to Cue Biopharma and speaks only as of the date on which it is made. Cue Biopharma undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Investor Contact

Marie Campinell

Senior Director, Corporate Communications

Cue Biopharma, Inc.

mcampinell@cuebio.com

Media Contact

Jonathan Pappas

LifeSci Communications

jpappas@lifescicomms.com